UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

Mirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11801 Domain Blvd.

Austin, TX 78758

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Mirna Therapeutics, Inc. (the “Company”) held on August 24, 2017 (the “Annual Meeting”), the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 13, 2017.

At the Annual Meeting, 20,409,449 shares of common stock, or approximately 97.85% of the outstanding common stock entitled to vote, were represented by proxy or in person.

The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Approval of the Merger Agreement and the Transactions Contemplated Thereby.

The approval of the Merger Agreement and the transactions contemplated thereby, including the merger and the issuance of the Company’s common stock pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
18,499,895	1,034,993	11	874,550

Proposal 2. Approval of Reverse Stock Split.

The approval of an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock at a ratio of one new share for every five to nine shares outstanding.

For	Against	Abstain
19,235,632	1,173,328	489

Proposal 3. Approval of the Company Name Change to Synlogic, Inc.

The approval of an amendment to the amended and restated certificate of incorporation of the Company to change the name of the Company from “Mirna Therapeutics, Inc.” to “Synlogic, Inc.”

For	Against	Abstain
19,336,535	1,023,893	49,021

Proposal 4. Election of Directors.

The election of two directors to hold office until the 2020 annual meeting of stockholders or until their respective successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Lawrence M. Alleva	18,429,181	1,105,718	874,550
Michael Powell, Ph.D.	18,453,083	1,081,816	874,550

Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm.

The ratification of the selection by the audit committee of the board of directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

For	Against	Abstain
20,358,258	768	50,423

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 6. Approval of the Possible Adjournment of the Annual Meeting.

The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve (i) the Merger Agreement, and the transactions contemplated thereby, including the merger and the issuance of the Company’s common stock pursuant to the Merger Agreement, or (ii) the amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of one new share for every five to nine shares outstanding.

For	Against	Abstain
19,246,319	1,161,707	1,423

However, as the Merger Agreement and amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split were approved, such adjournment was deemed unnecessary.

Item 8.01 Other Events.

On August, 25, 2017, the Company issued a press release announcing voting results relating to the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: August 25, 2017

	By:	/s/ Alan Fuhrman
	Name:	Alan Fuhrman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 25, 2017